UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2023

CISO Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation	Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen H. Scott, Jr.

Effective May 10, 2023, Stephen H. Scott, Jr. resigned from his position as a member of the Board of Directors (the “Board”) of CISO Global, Inc. (the “Company”). Mr. Scott’s decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. At the time of his resignation, Mr. Scott did not serve on any committees of the Board.

Election of Debra L. Smith

Effective May 10, 2023, the Board appointed Debra L. Smith, the Company’s Chief Financial Officer, to serve as a member of the Board to fill the vacancy resulting from Mr. Scott’s resignation.

Ms. Smith, 52, has served as the Chief Financial Officer of the Company since June 2021. Previously, Ms. Smith served as the Company’s Executive Vice President of Finance and Accounting from February 2021 to June 2021. Prior to that, Ms. Smith served as Executive Vice President of Finance at Arrivia Inc. from January 2020 to February 2021 and Controller and, subsequently, Chief Accounting Officer at BeyondTrust from October 2016 to January 2020. Ms. Smith received a Bachelor of Science degree in Accounting, Summa Cum Laude, from DeVry University and a Master’s degree in counseling with Honors from Argosy University.

Ms. Smith will not serve on any of the committees of the Board. There are no other arrangements or understandings pursuant to which Ms. Smith was selected as a director. Other than with respect to the terms of her employment as Chief Financial Officer of the Company, there are no related party transactions between the Company and Ms. Smith reportable under Item 404(a) of Regulation S-K. Ms. Smith has no family relationship with any director or executive officers of the Company.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Scott’s resignation and Ms. Smith’s appointment is attached as Exhibit 99.1.

On May 15, 2023, the Company issued a press release announcing the formation of vCISO LLC, a wholly owned subsidiary to own and out-license certain of its intellectual property, including the ARGO Security Management Platform (“ARGO”). A copy of the press release is attached hereto as 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On May 15, 2023, the Company announced the formation of vCISO LLC, a wholly owned subsidiary to own and out-license certain of its intellectual property. ARGO will be the first asset moved to the wholly owned subsidiary. ARGO provides a holistic view of a company’s information security program on a single pane of glass, and it is designed to empower both security professionals and non-technical executives with real time data to see how vital components of their security program are performing. The Company expects to move additional intellectual property to vCISO LLC on an ongoing basis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 15, 2023

99.2	Press release, dated May 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023	CISO Global, Inc.

	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer